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                          ARTHUR ANDERSEN LLP


                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 11, 1996 (except with respect to the matter discussed in Note 6, as to which the date is April 24, 1996, and with respect to the matter discussed in Note 15, as to which the date is June 28, 1996) included in Dairy Mart Convenience Stores, Inc.'s Form 10-K for the year ended February 3, 1996, as amended by Amendments Nos. 1, and 2 on Forms 10-K/A, and to all references to our Firm included in this registration statement.


                                                       ARTHUR ANDERSEN LLP


Hartford, Connecticut

August 23, 1996